UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 5, 2014

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (704) 344-8150
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
During the Third Quarter 2014 FairPoint Communications, Inc. Earnings Call on November 5, 2014, the following question was asked by a call participant and answered by Ajay Sabherwal, Executive Vice President and Chief Financial Officer of FairPoint Communications, Inc. (the “Company”):

“And then maybe for Ajay, the guide you said it contemplates the Trust payment, had it also contemplated the Trust payment throughout the entire year when you were issuing guidance? That would be helpful. Thanks.”

Answer from Ajay Sabherwal - FairPoint Communications, Inc. - EVP, CFO:

“This is Ajay here. We did not contemplate throughout the year. This only got solidified this quarter.”

The Company is filing this Current Report on Form 8-K (this “Current Report”) to clarify Mr. Sabherwal’s answer to the analyst’s question. Set forth below is an answer to the above question that supersedes Mr. Sabherwal’s answer on the earnings call:

As disclosed in the Company’s earnings release for the second quarter of fiscal 2014 issued on August 4, 2014, the Company revised its previously issued Adjusted EBITDA guidance for fiscal 2014. During June 2014, the Company became aware that the FairPoint Litigation Trust had reached a settlement; however, the bankruptcy court had not yet approved the settlement, so the Company deemed the outcome uncertain when reporting second quarter financial results. While uncertainty existed related to the settlement, the Company did contemplate a potential payment from the trust, among many other factors with varying degrees of certainty, when it issued its revised Adjusted EBITDA guidance.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Shirley J. Linn
	Name:	Shirley J. Linn
	Title:	Executive Vice President and General Counsel
Date: November 7, 2014